Exhibit 1

JOINT FILING AGREEMENT

This Agreement is made this 7th day of February, 2019, by and among each of the undersigned.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Liberty Oilfield Services Inc. and further agree that this Agreement be included as an exhibit to such filing. Each party to the agreement expressly authorized each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

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IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

/s/ Robert Miller, as Attorney-in Fact Robert A. Day

Oakmont Corporation

By:	/s/ Robert Miller
Name: Robert Miller
Title: Managing Director

Laurel Road II, LLC By: Oakmont Corporation, its Administrator

By:	/s/ Robert Miller
Name: Robert Miller
Title: Managing Director

[Signature Page — 13G Joint Filing Agreement]